Exhibit 99.1
FOR IMMEDIATE RELEASE

Carolyn Beaver and Daniel Artusi Join MaxLinear Board of Directors
Carlsbad, Calif. – November 28, 2018 – MaxLinear, Inc. (NYSE: MXL), a leading provider of radio frequency (RF), analog, and mixed-signal integrated circuits for the connected home, wired and wireless infrastructure, and industrial and multimarket applications, today announced the expansion of its board to include semiconductor industry veteran Daniel A. Artusi and finance and accounting professional Carolyn D. Beaver. Mr. Artusi has been appointed a Class I director with a term continuing until the 2019 annual meeting of stockholders, and Ms. Beaver has been appointed a Class II director with a term continuing until the 2020 annual meeting of stockholders. Mr. Artusi’s appointment is effective immediately, and Ms. Beaver’s appointment is effective as of December 1, 2018.
“We are extremely pleased to welcome Carolyn and Dan to our board of directors,” said Kishore Seendripu, Ph.D., MaxLinear’s Chairman and Chief Executive Officer. “Carolyn’s professional experience as an audit partner with KPMG and her operating and financial leadership experience at biotechnology companies such as Beckman Coulter and Sequenom will greatly enhance our accounting, financial, and governance expertise. In addition, Dan’s appointment greatly strengthens the technical and executive leadership experience of our board in the communications semiconductor industry. Most recently, Dan served as a Vice President and a General Manager in the Client Computing Group at Intel, following prior positions as Chief Executive Officer at Lantiq, Conexant, and Silicon Laboratories.”
Ms. Beaver most recently served as the Chief Financial Officer and Senior Vice President of Sequenom until its sale to Laboratory Corporation of America (LabCorp) in 2016. Previously, she served as the Chief Accounting Officer at Beckman Coulter, Inc. From 1987 to 2002, Ms. Beaver was an audit partner with KPMG LLP. Ms. Beaver also served as a member of the board of directors, chair of the audit committee, and member of the asset/liability committee of Commerce National Bank in Newport Beach, California from 2005 until its acquisition in 2013. Ms. Beaver received a Bachelor of Science in Business Administration from the California State Polytechnic University, Pomona.
Mr. Artusi has had a broad, forty-year career in the semiconductor industry, which spans several senior executive roles at Motorola, Silicon Laboratories, Conexant Systems, Lantiq, and Intel. From 2015 until 2018, he served as Vice President in the Client Computing Group and as General Manager for the connected home division of Intel Corporation. From 2012 until its acquisition by Intel in 2015, he served as the Chief Executive Officer of Lantiq Deutschland GmbH. He also served as an operating executive with Golden Gate Capital, a private equity firm; as Chief Executive Officer of Conexant Systems; and as President and Chief Executive Officer of Silicon Laboratories. Mr. Artusi studied electrical engineering at the Instituto Tecnologico de Buenos Aires (ITBA) in Argentina.
About MaxLinear, Inc.
MaxLinear, Inc. (NYSE:MXL), a leading provider of radio frequency (RF), analog and mixed-signal integrated circuits for the connected home, wired and wireless infrastructure, and industrial and multimarket applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.
MxL and the MaxLinear logo are trademarks of MaxLinear, Inc. Other trademarks appearing herein are the property of their respective owners.

Cautionary Note About Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of federal securities laws. Forward-looking statements include, among others, statements concerning or implying MaxLinear’s future financial performance, trends and opportunities affecting MaxLinear products and the ability of management personnel, including MaxLinear’s board, to contribute to the growth of its business. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by these forward-looking statements. MaxLinear’s business, revenues, and operating results are and will be subject to numerous risks and uncertainties, including (among others) uncertainties concerning how end user markets for its products will develop; substantial competition within the semiconductor industry; MaxLinear’s dependence on a limited number of customers for a substantial portion of revenues; its ability to continue to develop and introduce new and enhanced products on a timely basis; and potential decreases in average selling prices for its products. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in MaxLinear’s filings with the United States Securities and Exchange Commission, including risks and uncertainties identified in its most recent Quarterly Report on Form 10-Q filed with the SEC in October 2018.
MaxLinear, Inc. Investor Relations Contact:
Steven Litchfield
Tel: 949-333-0080
slitchfield@maxlinear.com